UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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 JNL Series Trust
JNL Investors Series Trust
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The following information supplements the information contained in the proxy statement dated February 1, 2021 relating to the Joint Special Meeting of Shareholders of JNL Series Trust and JNL Investors Series Trust (together, the “Trusts”) to be held on March 15, 2021 or any adjournments or postponements thereof.

On January 28, 2021, Prudential plc ("Prudential" or "the Group") publicly announced that the Board of Prudential has decided to pursue the separation of its US business, Jackson Financial Inc. ("Jackson"), from the Group in the second quarter of 2021 through a demerger, whereby shares in Jackson would be distributed to Prudential shareholders. The demerger, which is subject to shareholder and regulatory approval, would lead to a significantly earlier separation of Jackson from the Group than would have been possible through a minority IPO and future sell-downs. This accelerated process would complete Prudential's transformation into a group focused exclusively on the high-growth opportunities of Asia and Africa. Upon the consummation of the demerger, Prudential would retain a 19.9 percent non-controlling interest in Jackson, which the Group would monetize over time to support investment in Asia.

Prudential also announced the appointment of Steven A. Kandarian as Non-Executive Chair of Jackson's Board of Directors. Mr. Kandarian, the former Chief Executive Officer of the US life insurer MetLife, will assume his new role on February 1, 2021, and will bring substantial and relevant experience to the governance and leadership of an independent Jackson. Additional appointments of independent directors for Jackson will be announced in due course. Following the proposed separation, Jackson expects to list on the New York Stock Exchange using the ticker "JXN".

Jackson is revising its hedge modelling for US statutory standards for calculating reserves and capital from December 31, 2020, which is estimated to reduce Jackson's Risk Based Capital (RBC) ratio1 by around 80 percentage points. Allowing for this change and other second-half 2020 items, Jackson's RBC ratio as at December 31, 2020 is estimated to be around 340 to 355 percent. At the point of proposed separation, Jackson expects to have an RBC ratio in the range of 425 to 450 percent and total financial leverage2 in the range of 25 to 30 percent, subject to market conditions. Jackson expects to achieve this level of RBC at the point of separation by contributing proceeds of its debt and hybrid capital raising to its regulated insurance subsidiaries. As a result, Jackson does not expect to pay a pre-separation dividend to Prudential.

Following completion of the separation of Jackson, Prudential will be wholly focused on its growing health & protection and savings markets in Asia and Africa. These regions offer attractive demographic characteristics and have generally low levels of penetration of insurance products. Prudential expects to maintain its existing strong credit ratings and growth trajectory, including a focus on achieving sustained double digit growth in embedded value per share. As at December 31, 2020, pro forma for the separation of Jackson and assuming no pre-separation dividend, the debt-leverage ratio3 for Prudential is estimated to be in the low 30s in percentage terms. Following the demerger, as a pure-play Asia and Africa business, Prudential will target a debt-leverage ratio of around 20 to 25 percent over the medium term. Prudential may operate outside this range temporarily to take advantage of growth opportunities with attractive risk-adjusted returns as they arise, while still preserving its strong credit ratings.

While Prudential is a strongly capital-generative business, in order to accelerate de-levering during 2021 through the redemption of existing high coupon debt, Prudential is considering raising new equity of around $2.5-3 billion in Hong Kong or London, or both, with an objective being to increase the Group's investor base in Asia. Such a transaction, if executed, would maintain and enhance the Group's financial flexibility in light of the breadth of the opportunities to invest in growth.

The Group confirms that the overall quarterly sales trajectory in Asia has continued to improve during the second half of 2020 and operating performance for 2020 is anticipated to be in line with current market expectations. Prudential plc expects to announce its 2020 preliminary results on March 3, 2021.

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Forward-Looking Statements

Information herein may contain 'forward-looking statements' with respect to certain of Prudential's plans and its goals and expectations relating to its future financial condition, performance, results, strategy and objectives. Statements that are not historical facts, including statements about Prudential's beliefs and expectations and including, without limitation, statements containing the words 'may', 'will', 'should', 'continue', 'aims', 'estimates', 'projects', 'believes', 'intends', 'expects', 'plans', 'seeks' and 'anticipates', and words of similar meaning, are forward-looking statements.

These statements are based on plans, estimates and projections as at the time they are made, and therefore undue reliance should not be placed on them. By their nature, all forward-looking statements involve risk and uncertainty.

A number of important factors could cause Prudential's actual future financial condition or performance or other indicated results of the entity referred to in any forward-looking statement to differ materially from those indicated in such forward-looking statement. Such factors include, but are not limited to: the impact of the current Covid-19 pandemic, including adverse financial market and liquidity impacts, responses and actions taken by regulators and supervisors, the impact to sales, claims and assumptions and increased product lapses, disruption to Prudential's operations (and those of its suppliers and partners), risks associated with new sales processes and information security risks; future market conditions, including fluctuations in interest rates and exchange rates, the potential for a sustained low-interest rate environment, and the impact of economic uncertainty, asset valuation impacts from the transition to a lower-carbon economy, derivative instruments not effectively hedging exposures arising from product guarantees, inflation and deflation and the performance of financial markets generally; global political uncertainties, including the potential for increased friction in cross-border trade and the exercise of executive powers to restrict trade, financial transactions, capital movements and/or investment; the policies and actions of regulatory authorities, including, in particular, the policies and actions of the Hong Kong Insurance Authority, as Prudential's Group-wide supervisor, as well as new government initiatives generally; given its designation as an Internationally Active Insurance Group ("IAIG"), the impact on Prudential of systemic risk and other group supervision policy standards adopted by the International Association of Insurance Supervisors; the impact of competition and fast-paced technological change; the effect on Prudential's business and results from, in particular, mortality and morbidity trends, lapse rates and policy renewal rates; the physical impacts of climate change and global health crises on Prudential's business and operations; the timing, impact and other uncertainties of future acquisitions or combinations within relevant industries; the impact of internal transformation projects and other strategic actions failing to meet their objectives; the ability to complete a potential demerger of Jackson, or one of its related companies, or other strategic options in relation to Jackson, or one of its related companies; the effectiveness of reinsurance for Prudential's businesses; the risk that Prudential's operational resilience (or that of its suppliers and partners) may prove to be inadequate, including in relation to operational disruption due to external events; disruption to the availability, confidentiality or integrity of Prudential's information technology, digital systems and data (or those of its suppliers and partners); any ongoing impact on Prudential of the demerger of M&G plc; the impact of changes in capital, solvency standards, accounting standards or relevant regulatory frameworks, and tax and other legislation and regulations in the jurisdictions in which Prudential and its affiliates operate; the impact of legal and regulatory actions, investigations and disputes; and the impact of not adequately responding to environmental, social and governance issues. These and other important factors may, for example, result in changes to assumptions used for determining results of operations or re-estimations of reserves for future policy benefits. Further discussion of these and other important factors that could cause Prudential's actual future financial condition or performance or other indicated results of the entity referred to in any forward-looking statements to differ, possibly materially, from those anticipated in Prudential's forward-looking statements can be found under the 'Risk Factors' heading of its most recent Annual Report and annual report on Form 20-F filed with the U.S. Securities and Exchange Commission, as well as under the 'Risk Factors' heading of its subsequent Half Year Financial Report. Prudential's most recent Annual Report, Form 20-F and Half Year Financial Report are available on its website at www.prudentialplc.com.

Any forward-looking statements contained in this announcement speak only as of the date on which they are made. Prudential expressly disclaims any obligation to update any of the forward-looking statements contained herein or any other forward-looking statements it may make, whether as a result of future events, new information or otherwise except as required pursuant to the UK Prospectus Rules, the UK Listing Rules, the UK Disclosure and transparency Rules, the Hong Kong Listing Rules, the SGX-ST listing rules or other applicable laws and regulations.

Cautionary Statements

This announcement does not constitute or form part of any offer or invitation to purchase, acquire, subscribe for, sell, dispose of or issue, or any solicitation of any offer to purchase, acquire, subscribe for, sell or dispose of, any securities in any jurisdiction nor shall it (or any part of it) or the fact of its distribution, form the basis of, or be relied on in connection with, any contract therefor.

Important Additional Information Regarding Proxy Solicitation

JNL Series Trust and JNL Investors Series Trust (together, the “Trusts”) filed a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Joint Special Meeting of Shareholders of the Trusts to be held on March 15, 2021 or any adjournments or postponements thereof (the “Proxy Statement”).  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE TRUSTS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE TRUSTS’ DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, AND ACCOMPANYING PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A copy of the definitive Proxy Statement and other relevant documents filed by the Trusts are available free of charge from the SEC’s website, www.sec.gov. JNL Series Trust shareholders may obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by calling 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visiting https://www.proxy-direct.com/jac-31805.  JNL Investors Series Trust shareholders may obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by calling 1-800-392-2909 or writing to JNL Investors Series Trust, 225 W. Wacker Drive, Suite 1200, Chicago, Illinois 60606.

1 The RBC ratio, throughout this announcement, is calculated for Jackson National Life, Jackson's main regulated insurance entity, and its Subsidiaries.
2 Calculated on a US GAAP basis as the ratio of total debt (including senior debt, hybrid debt and preferred securities) to total debt and shareholders' equity (excluding Accumulated Other Comprehensive Income).
3 Calculated on a Moody's total leverage basis.